Exhibit 10.2

AOL Inc. Annual Bonus Plan

2011

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1.	Objective

The success of AOL Inc., along with its subsidiaries and affiliates (together the “Company”), is to a great extent dependent on the caliber of its employees. The AOL Inc. Annual Bonus Plan (the “ABP”) is a critical tool in rewarding outstanding Company performance, individual performance and behaviors that contribute to the achievement of corporate objectives.

The ABP provides participating employees (other than employees whose participation is governed by the AOL Inc. Annual Incentive Plan for Executive Officers (the “Executive AIP”) and Section 6 herein) with the opportunity to receive cash incentives based on the financial and operational performance of the Company as well as their own individual performance.

The guidelines provided in this document are applicable to all ABP eligible employees regardless of location. As appropriate, due to local country laws or regulations, certain guidelines, processes or calculations may be modified, including, but not limited to, as provided for in an applicable country-specific annex to the ABP. For guidance on the application of the ABP within your particular country, please contact your HR representative.

2.	Eligibility

Employees of the Company with job grades A through J are eligible to participate in the ABP, subject to the terms of the ABP and the following conditions (each such employee, a “Participant”).

a.	Employees must be scheduled to work a minimum of 25 hours or more per week to be eligible to participate.

b.	Employees eligible to participate in any other Company cash incentive plan, including but not limited to sales incentive plans and bonus plans (e.g., the Patch Bonus Plan, the AOL Labs Incentive Bonus Plan, etc.) are not eligible to participate in the ABP.

c.

New employees who are hired during the 4th quarter of a plan year (October 1st – December 31st or “Q4”) are eligible for a prorated bonus in respect of the time period during which they were employed during such plan year (the “Pro Rata Bonus”); provided that such employee (i) did not receive a signing bonus in connection with his or her hire and (ii) remains employed by the Company on the payment date for the bonus for the plan year immediately following the Q4 that includes such employee’s date of hire (e.g., if the employee is hired on October 31, 2011, the employee must be employed on the applicable date before March 15, 2013 on which the 2011 bonus is paid). The Pro Rata Bonus will be prorated daily for the period of the year of hire in which the employee worked in an ABP eligible position. The Pro Rata Bonus will be paid at the same time and, except as described above, subject to the same conditions, as the bonus for the immediately following plan year.

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d.	Certain individuals, including, but not limited to, interns, MBA interns, contractors, bloggers and temporary workers, who are not considered employees of the Company are not eligible to participate in the ABP, unless required by local or regional law. This list is not intended to be all inclusive and may be updated without prior notice. Additionally, any individual who is a signatory to any contract, letter agreement, or other document that acknowledges his or her status as an independent contractor or who is not otherwise classified by the Company for federal payroll tax purposes as a common law employee is not eligible to participate in the ABP, even if such individual is later determined to be a common law employee.

e.	The eligibility of a Participant who is a participant in the Executive AIP will be determined pursuant to Section 6 of the Executive AIP.

3.	Target Incentive

The ABP target incentive for Participants in job grades A through J is reflected as a percentage of such Participant’s annual base salary. If a Participant in grades A through J is a participant in the Executive AIP, then the applicable ABP target incentive for such Participant will be a component in the criteria used by the Committee (as defined in the Executive AIP) (the “Committee”) to apply negative discretion in determining the actual annual incentive payable to such Participant pursuant to the terms of the Executive AIP. No annual incentive payment will be made to a participant in the Executive AIP unless and until the performance goal specified in Section 3.2 of the Executive AIP is achieved.

Actual annual incentive payouts, if granted, will be calculated based on a Participant’s actual annual base salary for the plan year in accordance with the administrative guidelines of the ABP.

4.	Performance Measures & Weighting

ABP target incentive payouts are calculated based on the following factors:

a.	For Participants who are the Chief Executive Officer (“CEO”), the Chief Financial and Administrative Officer (“CFAO”) or an Executive Vice-President (“EVP”), the Company’s financial and operational performance is weighted at 75%.

b.	For Participants who are Senior Vice Presidents (each, an “SVP”) and below, the Company’s financial and operational performance is weighted at 50%.

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c.	For Participants who are the CEO, CFAO or an EVP, individual performance, as measured against approved performance measures, is weighted at 25%.

d.	For Participants who are SVPs and below, individual performance as measured by a Participant’s overall rating in his or her annual performance review is weighted at 50%. Participants are rated on a performance scale against pre-determined individualized goals and may also be calibrated against other ratings within the EVP’s organization. Participants in the bottom 10th percentile of eligible employees will not be eligible for a bonus.

e.	Participants in some countries outside the United States are rated on a performance scale against pre-determined individualized goals and may also be rated against Company-wide performance standards.

f.	With respect to a Participant who is a participant in the Executive AIP, the foregoing performance measures may be used by the Committee to apply negative discretion to determine the actual bonus payable to such Participant (as set forth in Section 3.4 of the Executive AIP); provided, however, that the Company has satisfied the performance goal specified in Section 3.2 of the Executive AIP.

5.	Funding

The Company’s total ABP funding is based on the Company’s operating income before depreciation and amortization (“OIBDA”), excluding certain non-recurring items, and cash provided by continuing operations, less capital expenditures, principal payments on capital leases and product development costs (“Free Cash Flow”) achievement levels. The OIBDA performance metric will exclude the impact of: (a) noncash impairments of goodwill; intangible and fixed assets and investments; (b) gains and losses on sales of operating assets and investments; (c) noncash equity-based compensation, (d) external expensed transaction costs and the direct impact on the Company’s OIBDA and Free Cash Flow related to mergers, acquisitions, investments or dispositions, as well as costs related to retention agreements and contingent consideration related to such transactions; (e) amounts related to securities litigation, government investigations, natural disasters and terrorism; (f) restructuring charges or reductions in restructuring charges greater than $3 million; (g) reserves larger than $3 million established in connection with litigation, fraud investigations, tax audits and similar governmental proceedings; (h) recoveries greater than $3 million in litigation and similar proceedings; (i) gains or losses recognized from the forgiveness of debt; (j) the impact of current year changes to accounting standards and tax laws; (k) gains or losses related to the recognition of cumulative foreign currency translation adjustments; (l) any other extraordinary item under GAAP and (m) the impact of taxes on the items described in (a) through (l) (such adjusted performance metric, “Adjusted OIBDA”). The Adjusted OIBDA and Free Cash Flow goals are determined at the beginning of each plan year by the Company, and are approved by the Committee.

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The ABP funding levels at various levels of the Company’s achievement are determined at the beginning of each plan year.

In general, both the Adjusted OIBDA and Free Cash Flow metrics must meet the minimum threshold associated with a targeted funding level in order for Participants to be eligible for a bonus payable at the targeted funding level. There is no guarantee of payout if the threshold is not met. Of the Company performance metrics, weight will be given to Adjusted OIBDA and Free Cash Flow as follows: Adjusted OIBDA – 70%; Free Cash Flow – 30%.

Generally, final ABP funding is at the discretion of the CEO; however, final ABP funding as to the CEO, the CFAO and any employee subject to the Committee’s purview is also subject to approval of the Committee.

6.	Participation In The Executive AIP

This Section 6 will apply only to those Participants who are also participants in the Executive AIP, which determination will be made by the Committee. Only with respect to annual incentives payable to such Participants should the ABP be considered a sub-plan of the Executive AIP. The eligibility of such Participants will be determined pursuant to Section 5 of the Executive AIP and the performance goals for such Participants will be determined pursuant to Section 3 of the Executive AIP. In addition, this sub-plan for Participants who are participants in the Executive AIP will be administered in accordance with Section 4 of the Executive AIP. The method, timing and/or form of any annual incentive payouts to such Participants will be as set forth in the Executive AIP. Once the Committee determines in writing that performance goals have been achieved (pursuant to Section 3 of the Executive AIP), the Committee may use negative discretion to finalize the annual incentive payouts to such Participants, pursuant to the guidelines established under the ABP. Any capitalized terms used in this section (and throughout the ABP with respect to a Participant who is a participant in the Executive AIP) but not otherwise defined herein, in connection with determining the annual incentive payouts for such Participant only, will have the meaning set forth in the Executive AIP. In the event of a conflict between any term or provision contained in the ABP and a term or provision of the Executive AIP, with respect to a Participant who is a participant in the Executive AIP, the terms and provisions of the Executive AIP will govern and prevail.

7.	Administrative Guidelines

a.	The ABP is an annual bonus plan based on Company and individual performance from January 1, 2011 through December 31, 2011 (the “plan year”).

b.

Any payouts with respect to a plan year will be distributed once a year, between January 1st and no later than March 15th of the year immediately following the end of such plan year. Non-U.S.: Any payouts will be distributed once a year and no later than March 31, 2012.

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c.	Participants must be continuously employed by the Company on the date of payout in order to be eligible to receive a payout, unless otherwise required by local or regional law (for example, where local or regional law requires that the date of the accrual of the bonus is the date through which the Participant must be continuously employed).

d.	Employees promoted or transferred into an ABP eligible position may participate in the ABP effective as of the first day they were employed in an ABP eligible position. The ABP payment will be prorated daily based on the length of time such employee works in the ABP eligible position during the plan year.

e.	Participants transferring from an ABP eligible position to non-ABP eligible positions will be eligible to receive an ABP payout, prorated on a daily basis for the portion of the plan year in which they were employed in an ABP eligible position, provided that the Company pays a bonus under the ABP to other Participants for that plan year.

f.	Participants who are promoted or transferred from one ABP level to another during the plan year will be eligible to receive an ABP payout, prorated on a daily basis based on the length of time in each position during the year.

g.	Participants who receive monetary base salary increases during a plan year will be eligible to receive an ABP payout, prorated on a daily basis based on the length of time such Participant earns base salary at each level during the year

h.	A bonus payable under the ABP may not exceed 200% of a Participant’s bonus target.

i.	In the event a Participant dies during the plan year, the Participant’s beneficiaries will receive a prorated ABP payout based on the number of days the Participant spent in an ABP eligible position during such plan year. In addition, if a Participant dies after the end of the plan year, but before payout, the Participant’s beneficiaries will receive the full ABP payout, at target levels, if an ABP payout is approved for such plan year.

j.	There is no guaranteed ABP payout.

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8.	Miscellaneous

a.	Participation in the ABP does not constitute a contract of employment or a contractual agreement for payout, and does not guarantee employment for any duration of time. All elements of the ABP are at the discretion of the Company. The ABP should not be considered to be a part of a Participant’s annual compensation, unless otherwise required by local or regional law. The Company reserves the right to modify, revoke, suspend, terminate, or disregard all plan practices, policies or procedures, in whole or in part, published or unpublished, at any time, with or without notice, unless otherwise required by local or regional law.

b.	Subject to Committee approval when required, and unless otherwise required by local or regional law, the Company reserves the right to exercise discretion in calculating the ABP payout, and in setting or adjusting any values or factors used in the calculation of the ABP payout. Such discretion for Participants who are either participants in the Executive AIP and/or whose compensation must be reviewed and approved by the Committee resides solely with the Committee.

c.	In the event of any inconsistency or conflict between the provisions of any other communications and the terms of this plan document, the terms outlined in this plan document will prevail.

d.	Participants will not have the right to assign, pledge, or otherwise transfer any payments to which they may be entitled under the ABP.

e.	The Company reserves the right to deduct any moneys owed to the Company by a Participant from any payout under the ABP prior to distribution, unless local or regional laws require otherwise.

f.	The Company will be entitled to withhold from any payment due to a Participant any and all applicable income and employment taxes.

g.	The ABP is intended to be exempt from Internal Revenue Code Section 409A.

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Annex: Canada

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

7.	Administrative Guidelines

h.	Participants on an approved leave of absence are eligible for a prorated ABP payout for the time period during the applicable plan year that they were scheduled to work 25 or more hours/week. Participants are eligible for payment only upon a return to work. If a Participant does not return from a leave of absence, the individual will not receive a bonus payment.

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Annex: Denmark

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

2.	Eligibility

a.	Employees must be scheduled to work a minimum of 25 hours of more per week to be eligible to participate, unless otherwise required by local or regional law.

d.	Certain individuals, including, but not limited to, interns, MBA interns, contractors, bloggers and temporary workers, who are not considered employees of the Company are not eligible to participate in the ABP. This list is not intended to be all inclusive and may be updated without prior notice.

4.	Performance Measures & Weighting

e.	Participants are rated on a performance scale against pre-determined individualized goals and may also be rated against Company-wide performance standards.

7.	Administrative Guidelines

c.	Participants must be continuously employed by the Company on the date of payout in order to be eligible to receive a payout, unless otherwise required by local or regional law.

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Annex: India

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

7.	Administrative Guidelines

h.	Participants on an approved leave of absence without pay (Loss of Pay leave) are eligible for an ABP payout only for the prorated time period when they were either at work or on approved leave of absence with pay during the applicable plan year. Such Participants are eligible for payment only upon return to work. If a Participant does not return from a leave of absence without pay, the individual will not receive a bonus payment.

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Annex: Israel

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

4.	Performance Measures & Weighting

e.	Participants are rated on a performance scale against pre-determined individualized goals and may also be rated against Company-wide performance standards.

7.	Administrative Guidelines

c.	Participants must be continuously employed by the Company on the date of payout in order to be eligible to receive a payout, unless otherwise required by local or regional law (for example, where local or regional law requires that the date of the accrual of the bonus is the date through which the Participant must be continuously employed).

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Annex: Japan

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

7.	Administrative Guidelines

c.	Participants on an approved leave of absence are eligible for a prorated ABP payout for the time period during the applicable plan year that they were scheduled to work 25 or more hours/week. Participants are eligible for payment only upon a return to work. If a Participant does not return from a leave of absence, the individual will not receive a bonus payment.

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Annex: France

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

2.	Eligibility

a.	Employees must be scheduled to work a minimum of 25 hours of more per week to be eligible to participate, unless otherwise required by local or regional law.

c.

New employees who are hired during the 4th quarter of a plan year (October 1st – December 31st or “Q4”) are eligible for a prorated bonus in respect of the time period during which they were employed during such plan year (the “Pro Rata Bonus”); provided that such employee (i) did not receive a signing bonus in connection with his or her hire and (ii) remains employed by the Company on the date of accrual of the bonus, which shall be January 1st. The Pro Rata Bonus will be prorated daily for the period of the year of hire in which the employee worked in an ABP eligible position. The Pro Rata Bonus will be paid at the same time and, except as described above, subject to the same conditions, as the bonus for the immediately following plan year.

4.	Performance Measures & Weighting

e.	Participants are rated on a performance scale against pre-determined individualized goals and may also be rated against Company-wide performance standards.

7.	Administrative Guidelines

c.	Participants must be continuously employed by the Company on the date of payout in order to be eligible to receive a payout, unless otherwise required by local or regional law (for example, where local or regional law requires that the date of the accrual of the bonus is the date through which the Participant must be continuously employed).

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Annex: Sweden

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

4.	Performance Measures & Weighting

e.	Participants are rated on a performance scale against pre-determined individualized goals and may also be rated against Company-wide performance standards.

7.	Administrative Guidelines

c.	Participants must be continuously employed by the Company on the date of payout in order to be eligible to receive a payout, unless otherwise required by local or regional law (for example, where local or regional law requires that the date of the accrual of the bonus is the date through which the Participant must be continuously employed).

h.	ABP payout includes social security contributions and vacation pay, if applicable, and these amounts will be deducted from the gross ABP payout in addition to deduction for income tax.

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Annex: United Kingdom and Ireland

To the extent that the provisions of the ABP are inconsistent with this Annex, the provisions of this Annex will apply:

2.	Eligibility

c.	New employees who are hired during the year will be eligible to participate in the ABP beginning on their first day of employment or when they transfer into an eligible position. In addition, employees on a fixed term contracts are eligible to participate provided they meet the conditions for payment as set out in these guidelines on the date of payout. If the employee commences employment part way through the plan year or works on a part-time basis then any bonus payout to which they may be eligible shall be prorated as appropriate.

4.	Performance Measures & Weighting

e.	Participants are rated on a performance scale against pre-determined individualized goals and may also be rated against Company-wide performance standards.

7.	Administrative Guidelines

c.	Participants must be continuously employed by the Company on the date of payout in order to be eligible to receive a payout, unless otherwise required by local or regional law (for example, where local or regional law requires that the date of the accrual of the bonus is the date through which the Participant must be continuously employed). A Participant must also not be under a notice of termination of employment on the date of payout in order to be eligible to receive a payout.

8.	Miscellaneous

a.	Participation in the ABP does not constitute a contract of employment or a contractual agreement for payout, and does not guarantee employment for any duration of time. All elements of the ABP are at the discretion of the Company. The ABP should not be considered to be a part of a Participant’s annual compensation, unless otherwise required by local or regional law, and is non-pensionable. The Company reserves the right to modify, revoke, suspend, terminate, or disregard all plan practices, policies or procedures, in whole or in part, published or unpublished, at any time, with or without notice, unless otherwise required by local or regional law.

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